Exhibit 10.92

GUARANTEE, CESSION AND PLEDGE
AGREEMENT

between

THE PARTIES LISTED IN ANNEXURE A
(as Original Cedents)

and

K2018318388 (SOUTH AFRICA) (RF) PROPRIETARY LIMITED
(as Debt Guarantor)

and

FIRSTRAND BANK LIMITED
(ACTING THROUGH ITS RAND MERCHANT BANK DIVISION)
(as Agent)

3

ANNEXURES

Annexure A	THE ORIGINAL CEDENTS
Annexure B	SECURED PROPERTY
Annexure C	FORM OF NOTICE - SHARES AND CLAIMS
Annexure D	FORM OF ACKNOWLEDGEMENT - SHARES AND CLAIMS
Annexure E	FORM OF NOTICE – BANK ACCOUNTS
Annexure F	FORM OF ACKNOWLEDGEMENT – BANK ACCOUNTS
Annexure G	FORM OF NOTICE - INSURANCES
Annexure H	FORM OF ACKNOWLEDGMENT - INSURANCES
Annexure I	FORM OF ACCESSION UNDERTAKING

1	PARTIES

1.1	The Parties to this Agreement are –

1.1.1	the Parties listed in Annexure A (as "Original Cedents" and each an "Original Cedent");

1.1.2	K2018318388 (South Africa) (RF) Proprietary Limited, registration number 2018/318388/07 (as "Debt Guarantor"); and

1.1.3	FirstRand Bank Limited (acting through its Rand Merchant Bank Division), registration number 1929/001225/06 (as "Agent") as Agent on behalf of the Finance Parties.

1.2	The Parties agree as set out below.

2	INTERPRETATION

2.1	Definitions

In this Agreement, including the recitals, capitalised terms used but not defined below shall have the meanings ascribed thereto in the Facility Agreement (as defined below) and the following expressions shall, except where the context otherwise requires, have the meanings assigned to them hereunder –

2.1.1	"Accession Undertaking" means a document substantially in the form set out in Annexure I (Form of Accession Undertaking);

2.1.2	"Additional Cedent" means any person who becomes a party to this Agreement including by entering into an Accession Undertaking;

2.1.3	"Agreement" means this guarantee, cession and pledge agreement and its Annexures;

2.1.4

"Bank Account(s)" means, in relation to each Cedent, any and all of its bank accounts maintained in South Africa from time to time, including, but not limited to, the bank account(s) listed in Part I Annexure B (Secured Property), and all amounts standing to the credit of those account(s) from time to time;

2.1.5	"Borrower" means DNI-4PL Contracts Proprietary Limited, registration number 2005/040937/07, a private company duly incorporated in accordance with the laws of South Africa;

2.1.6

"Ceded Rights" means in respect of each Cedent, all the Cedent's rights, title and interest, of any nature whatsoever, in and to the Secured Property, whether actual, prospective or contingent, direct or indirect, whether a claim for the payment of money (whether in respect of interest, principal or otherwise) or for the performance of any other obligation, including all rights to any Distributions made in respect of the Secured Property (or any of them), and whether or not the said rights and interests were within the contemplation of the Parties as at the Signature Date;

2.1.7	"Cedent" means –

2.1.7.1	the Original Cedents;

2.1.7.2	any Additional Cedent,

and "Cedents" means all of them, as the context may require;

2.1.8

"Claim(s)" means, in relation to each Cedent, each of its current and future claims of whatsoever nature against another person, from time to time, together with the benefit of any security interest given to the Cedent in respect of such a claim;

2.1.9

"Facility Agreement" means the agreement concluded on or about the Signature Date between, amongst others, the Agent and the Borrower pursuant to which the Lender makes a revolving credit facility available to the Borrower;

2.1.10

"Guaranteed Obligations" means all and any obligations of any nature whatsoever of the Borrower and each other Obligor to the Debt Guarantor under the Finance Documents (including the Counter-Indemnity Agreement), as well as the due and punctual payment and discharge of all amounts of any nature whatsoever which are due and payable, or which are scheduled or otherwise expressed, required or contracted to be paid or payable by the Borrower and each other Obligor to the Debt Guarantor under the Finance Documents (including the Counter-Indemnity Agreement);

2.1.11	"Guarantors" mean, collectively –

2.1.11.1	the Original Cedents (other than the Borrower); and

2.1.11.2	any Additional Cedent,

and "Guarantor" means any one of them, as the context may require;

2.1.12

"Independent Auditor" means such independent auditor as may be agreed between the Parties, or failing agreement within five Business Days from the date of a request by either Party for such agreement, appointed by the Executive President for the time being of the South African Institute of Chartered Accountants;

2.1.13	"Insurances" means, in relation to each Cedent, any contract or policy of insurance and reinsurance taken out by it or on its behalf or under which it has a right to claim, from time to time;

2.1.14

"Investments" includes, without limitation, any shares (other than any Shares), debentures, bonds, commercial paper, securities, collective investment scheme participations, certificates of deposit, and all warrants, options and other rights to subscribe for or acquire any of those instruments held by or for the benefit of each Cedent from time to time (whether directly by or to the order of the Cedent, or by any security agent, nominee, fiduciary or clearance system on its behalf);

2.1.15	"Parties" means the parties to this Agreement and "Party" means any of them as the context may require;

2.1.16	"Related Rights" means, in relation to the Secured Property –

2.1.16.1	any monies and proceeds (including the proceeds of a disposal or other realisation) accrued or receivable in respect of all or part thereof;

2.1.16.2	all rights and benefits in respect of any agreement for the disposal or other realisation thereof;

2.1.16.3	all contracts, warranties, remedies, Security, indemnities and other undertakings in respect thereof; and

2.1.16.4	any of the reversionary interests referred to in clause 6.22.3;

2.1.17	"Relevant Company" means –

2.1.17.1	the persons listed in Annexure B (Secured Property), Part II; and

2.1.17.2	Material Subsidiary in which an Additional Cedent holds a direct interest;

2.1.18

"Secured Obligations" means all present and future obligations and indebtedness of whatsoever nature and/or howsoever arising (whether actual or contingent and whether owed jointly or severally or in any other capacity whatsoever, including any liability to pay damages or pursuant to enrichment) which a Cedent may now or at any time hereafter owe or have towards the Debt Guarantor under or in connection with –

2.1.18.1	this Agreement (including clause 3(Guarantee and Indemnity); and

2.1.18.2	the Finance Documents (including the Counter-Indemnity Agreement);

2.1.19	"Secured Property" means, in relation to each Cedent, all of its –

2.1.19.1	Bank Accounts;

2.1.19.2	Claims;

2.1.19.3	Insurances;

2.1.19.4	Investments;

2.1.19.5	Shares;

2.1.19.6	Shareholder & Group Claims;

2.1.19.7	Trade Receivables; and

2.1.19.8	Related Rights,

together with all of the Cedent's rights, title and interests therein and thereto and claims against any person in respect thereof, of whatsoever nature and howsoever arising (whether actual, prospective or contingent, direct or indirect, arising under common law or statute, whether a claim for the payment of money or the performance of another obligation and whether or not those rights and interests were within the contemplation of the Parties at the Signature Date) and, in each case, any property forming part thereof;

2.1.20	"Shares" means, in relation to each Cedent, all of the shares and securities of which it is, including the following –

2.1.20.1	all the shares of any class in the share capital of each Relevant Company;

2.1.20.2	all other securities in the capital of each Relevant Company (including any capitalisation shares or bonus shares issued in respect of the shares referred to in clause 2.1.20.1); and

2.1.20.3	any securities issued in substitution or exchange for the securities in clauses 2.1.20.1 and 2.1.20.2,

including all dividends (whether paid or unpaid), rights to dividends and voting rights in relation to those shares and securities;

2.1.21

"Shareholder & Group Claims" means, in relation to each Cedent, all of its current and future claims of whatsoever nature against any Relevant Company, another member of the Group and any person in which it holds any Investment, whether in the form of shareholder loans, other intercompany loans, any other form of credit provided or otherwise, together with the benefit of any security interest given to the Cedent in respect of those claims;

2.1.22	"Short-Term Insurance Act" means the Short-Term Insurance Act No. 53 of 1998;

2.1.23	"Signature Date" means the date of the signature of the Party last signing this Agreement; and

2.1.24	"Trade Receivables" means, in relation to the Cedent, all the book debts owed to the Cedent by, and all claims of the Cedent against, its trade debtors from time to time.

2.2	Construction

2.2.1

The provisions of clauses 2.2 (Construction) and 2.3 (Third Party Rights) of the Facility Agreement are hereby incorporated by reference into and apply to this Agreement as though they were set out in full in this Agreement, except that any reference in those clauses to the Facility Agreement is to be construed as a reference to this Agreement.

2.2.2

This Agreement and the rights and obligations of the Parties under this Agreement shall in all respects be subject to the terms and conditions of the Facility Agreement and in the event of any conflict between the provisions of this Agreement and the Facility Agreement, the provisions of this Agreement shall prevail.

2.2.3

If any amount paid to the Debt Guarantor under a Finance Documents is capable of being avoided or otherwise set aside on the liquidation, business rescue or administration of the payer or otherwise, then that amount will not be considered to have been irrevocably discharged for the purposes of this Agreement.

2.3	Finance Parties' Rights and Obligations

2.3.1

The obligations of the Finance Parties under this Agreement are separate and independent. Failure by a Finance Party to perform its obligations under this Agreement does not affect the obligations of any other Finance Party under this Agreement. No Finance Party is responsible for the obligations of any other Finance Party under this Agreement.

2.3.2

The rights of the Finance Parties under or in connection with this Agreement are separate and independent rights and any debt arising under this Agreement to a Finance Party from the Borrower shall be a separate and independent debt.

3	GUARANTEE AND INDEMNITY

3.1	Each Guarantor, as a principal obligor and not merely as a surety and on the basis of discrete obligations enforceable against it, irrevocably and unconditionally and jointly and severally –

3.1.1	guarantee to the Debt Guarantor the punctual performance of the Guaranteed Obligations;

3.1.2

undertake to the Debt Guarantor that whenever any Obligor does not pay any amount when due under or in connection with any Guaranteed Obligations, each of them shall immediately on demand by the Debt Guarantor pay that amount as if it was the principal obligor; and

3.1.3

agrees with the Debt Guarantor that if any Guaranteed Obligation is or becomes unenforceable, invalid or illegal, it will, as an independent and primary obligation, indemnify the Debt Guarantor immediately on demand by the Debt Guarantor against any cost, loss or liability it incurs as a result of any Obligor not paying any amount which would, but for such unenforceability, invalidity or illegality, have been payable by it under any Guaranteed Obligation on the date when it would have been due (and the amount payable by either of them under this indemnity will not exceed the amount it would have had to pay under this clause 3 if the amount claimed had been recoverable on the basis of a guarantee).

3.2	No Maximum Aggregate Liability

3.2.1

Each Guarantor shall each be liable for, and the Debt Guarantor shall be entitled to, recover the full amount due by any Obligor under the Finance Documents. The Guarantee is an unlimited recourse guarantee and indemnity.

3.2.2	Subject to clause 3.2.3, the Debt Guarantor is entitled to, at any time, apply for any execution, attachment, sequestration, distress or other legal process in respect of any asset of any Guarantor.

3.2.3	Clause 3.2.2 will not prevent or restrict the Debt Guarantor from –

3.2.3.1	exercising its rights of enforcement under this Agreement;

3.2.3.2	proving or lodging a claim in the winding up or administration of a Cedent initiated by a party other than the Debt Guarantor; or

3.2.3.3	taking any proceedings to obtain a declaration or similar judgment order as to the obligations or liabilities of a Cedent under this Agreement.

3.3	Reinstatement

If any payment by any Obligor or any discharge, release or arrangement given under the Finance Documents is avoided or reduced for any reason (including as a result of insolvency, business rescue proceedings, liquidation, winding-up or otherwise), the liability of each Guarantor shall continue and the Debt Guarantor shall be entitled to recover the value or amount of that security or payment from the Guarantors as if the payment, discharge, avoidance or reduction had not occurred.

3.4	Waiver of Defences

3.4.1

The obligations of the Guarantors under the Guarantee will not be affected by any act, omission, matter or thing which, but for this clause 3.4 or otherwise, would reduce, release or prejudice any of its obligations under the Guarantee (without limitation and whether or not known to it or the Debt Guarantor) including –

3.4.1.1	any time, waiver or consent granted to, or composition with, any Obligor or other person;

3.4.1.2	the release of any other Obligor or any other person under the terms of any composition or arrangement with any creditor of any Obligor or such other person;

3.4.1.3

the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, execute, take up or enforce, any rights against, or security over assets of, any Obligor or other person or any non-presentation or non-observance of any formality or other requirement in respect of any instrument or any failure to realise the full value of any security;

3.4.1.4	any legal limitation, incapacity or lack of power, authority or legal personality of or dissolution or change in the members or status of an Obligor or any other person;

3.4.1.5	any amendment, novation, supplement, extension, restatement (however fundamental and whether or not more onerous) or replacement of any Finance Document (or any other document or security);

3.4.1.6	any irregularity, unenforceability, illegality, invalidity, suspension or cancellation of any obligation of any person under any Finance Document (or any other document or security);

3.4.1.7	any insolvency, liquidation, winding-up, business rescue or similar proceedings (including receipt of any distribution made under or in connection with those proceedings); or

3.4.1.8	any other factor or circumstance arising on which the Cedents might otherwise be able to rely on a defence based on prescription or estoppel.

3.4.2

The amounts to be paid by the Guarantors under the Guarantee shall be unaffected by any compromise of any claim that the Debt Guarantor may have against any Obligor, whether pursuant to the adoption of a business rescue plan or otherwise.

3.4.3	If any Finance Document is amended or varied in any manner whatsoever, the Guarantee shall apply in respect of such Finance Document as amended or varied.

3.5	Deferral of Rights

Until all amounts which may be or become payable by any Obligor under or in connection with the Guaranteed Obligations have been irrevocably paid in full and unless the Debt Guarantor otherwise directs, the Guarantors will not, without the prior written consent of the Debt Guarantor, exercise any rights which they may have by reason of performance by them of their obligations under the Guarantee or the Security Documents or by reason of any amount being payable, or liability arising, under this Agreement –

3.5.1	to be indemnified by the Borrower or any other Obligor;

3.5.2	to claim any contribution from any Obligor of or provider of Security for any of the Guaranteed Obligations;

3.5.3

to take the benefit (in whole or in part and whether by way of subrogation, cession of action or otherwise) of any rights of the Debt Guarantor under the Guaranteed Obligations or of any other guarantee or Security taken pursuant to, or in connection with, the Guaranteed Obligations by the Debt Guarantor;

3.5.4

to bring legal or other proceedings for an order requiring any Obligor to make any payment, or perform any obligation, in respect of which a Cedent has given a guarantee, undertaking or indemnity under the Guarantee;

3.5.5	to exercise any right of set-off against the Borrower; and/or

3.5.6	to claim, rank, prove or vote as a creditor or shareholder of any Obligor in competition with the Debt Guarantor.

3.6	Additional Security

The Guarantee is in addition to and is not in any way prejudiced by any other guarantee or Security now or subsequently held by the Debt Guarantor. The rights of the Debt Guarantor hereunder are in addition to and not exclusive of those provided by law.

3.7	Remedies Cumulative

The rights of the Debt Guarantor under the Guarantee may be exercised as often as necessary, and are cumulative and not exclusive of its rights under general law and may be waived only in writing and specifically. Any delay in exercising or non-exercise of any such rights shall not constitute a waiver of those rights.

3.8	Continuing Guarantee

The Guarantee –

3.8.1	is a continuing guarantee and indemnity and will extend to the ultimate balance of sums payable by any Obligor under the Guaranteed Obligations; and

3.8.2

shall remain in full force and effect, regardless of any intermediate payment or discharge of the Guaranteed Obligations or any fluctuation in or extension of any period whatsoever of the Guaranteed Obligations and shall terminate only upon the Discharge Date.

3.9	Additional and Separate Guarantee

The Guarantee is in addition to, and without prejudice to, and shall not merge with, any other right, remedy, guarantee or Security which the Debt Guarantor may at any time hold for any of the Guaranteed Obligations.

3.10	Immediate Recourse

Each Guarantor waives any rights that it may have to first require the Debt Guarantor to make any demand of any other Obligors or any third party, to proceed against or claim payment from any other Obligors or any third party, to take action or obtain judgment in any court against any other Obligors or any third party, to make, file or prove any claim in the winding-up or dissolution of any other Obligors or any third party, or to enforce or seek to enforce any guarantee or Security granted by any other Obligors or any third party, before making payment under this Agreement. This waiver applies irrespective of any law or any provision of the Finance Documents to the contrary.

4	CESSION IN SECURITY AND PLEDGE

As security for the due and punctual performance of the Secured Obligations, each Cedent has agreed to pledge its Shares and Investments and to cede in securitatem debiti all its other Secured Property to the Debt Guarantor, on the terms set out in this Agreement.

4.1	Cession In Security and Pledge

4.1.1	Subject to the provisions of clause 4.2 (Nature of Cession and Pledge), each Cedent hereby irrevocably and unconditionally –

4.1.1.1

cedes in securitatem debiti and pledges (as applicable) to the Debt Guarantor all its Secured Property, in each case individually and collectively with all the other Secured Property, with effect from the Signature Date; and

4.1.1.2

is deemed to cede in securitatem debiti and pledge to the Debt Guarantor all Shares of which it becomes the owner from time to time or which may be issued or transferred to it in future, with effect from the date on which the Cedent acquires beneficial ownership thereof, as continuing general covering security for the due, proper and timeous payment and performance in full of all the Secured Obligations, on the terms set out in this Agreement, which cession and pledge the Debt Guarantor accepts.

4.1.2

The cession in securitatem debiti and pledge (as applicable) contemplated in 4.1.1 constitutes first ranking security in favour of the Debt Guarantor in that it ranks in preference and prior to any other current or future security.

4.2	Nature of Cession and Pledge

4.2.1	The cession and pledge contemplated by this Agreement is intended to operate as a cession and a pledge of each part and all of the Shares and the other Secured Property, individually and collectively.

4.2.2

If, for any reason, any Security purported to be created under this Agreement is or becomes illegal, invalid or unenforceable in respect of some of the Shares or the Secured Property, the pledge of those Shares and the cession of that Secured Property shall be severed from this Agreement, and this Agreement and all the Security created over the remainder of the Secured Property shall continue in full force and effect.

4.2.3

The cession contemplated by this Agreement operates as a security cession and not as an outright cession and each Cedent retains bare ownership (dominium) of its Secured Property, subject to the rights of the Debt Guarantor as a secured creditor.

4.3	Cedents remain liable to perform obligations

Notwithstanding any other provision of a Finance Document, the Cedents shall remain liable to perform all their duties and obligations, whether contractual or otherwise, in respect of each of their Secured Property and nothing in this Agreement or the exercise by a Finance Party of any right under a Finance Document shall constitute or be deemed to constitute a delegation to or acceptance by a Finance Party of any obligation of any Cedent or any other person.

5	DURATION

This Agreement and the Security created pursuant to this Agreement –

5.1	shall come into full force and effect on the Signature Date without any further action, consent or authority required from any person;

5.2	unless expressly otherwise agreed by the Debt Guarantor in writing, shall not terminate before the Discharge Date; and

5.3	shall remain of full force and effect, notwithstanding any intermediate discharge or settlement of, or temporary fluctuation in, the Guaranteed Obligations.

6	REPRESENTATIONS AND WARRANTIES BY THE CEDENTS

6.1	Each Cedent makes the representations and warranties set out in this clause 6 to each Finance Party, each warranty and representation is –

6.1.1	is separate and distinct;

6.1.2	is material;

6.1.3	has induced the Finance Parties to enter into the Finance Documents; and

6.1.4	is given, save where otherwise indicated, as at the Signature Date, and shall be deemed to have been repeated on each day between the Signature Date and the Discharge Date.

6.2	Status

6.2.1	It is a corporation, duly incorporated and validly existing under the laws of South Africa and will maintain its corporate existence.

6.2.2	It has the power to own its assets and carry on its business as it is being conducted.

6.3	Binding Obligations

6.3.1	The obligations expressed to be assumed by it in each Finance Document to which it is a party are legal, valid, binding and enforceable obligations.

6.3.2

Without limiting the generality of clause 6.3.1, each Security Document to which it is a party creates the security interests which that Security Document purports to create and those security interests are valid and effective.

6.4	Non-Conflict with other Obligations

The entry into and performance by it of, and the transactions contemplated by, the Finance Documents and the granting of the Security do not and will not conflict with –

6.4.1	any law or regulation applicable to it;

6.4.2	its or any of its Subsidiaries' constitutional documents; or

6.4.3	any agreement or instrument binding upon it or any of its Subsidiaries' assets or constitute a default or termination event (however described) under any such agreement or instrument.

6.5	Power and Authority

It has the power to enter into, perform and deliver, and has taken all necessary action to authorise its entry into, performance and delivery of, the Finance Documents to which it is a party and the transactions contemplated by those Finance Documents.

6.6	Validity and Admissibility in Evidence

6.6.1	All Authorisations and any other acts, conditions or things required or desirable –

6.6.1.1	to enable it lawfully to enter into, exercise its rights and comply with its obligations in the Finance Documents to which it is a party; and

6.6.1.2	to make the Finance Documents to which it is a party admissible in evidence in South Africa, have been obtained, effected, done, fulfilled or performed and are in full force and effect.

6.6.2	All Authorisations necessary for the conduct of the business, trade and ordinary activities by each member of the Group have been obtained or effected and are in full force and effect.

6.7	Governing Law and Enforcement

The choice of South African law as the governing law of each Finance Document will be recognised and enforced in its jurisdiction of incorporation.

6.8	Insolvency and Financial Distress

6.8.1	No –

6.8.1.1	corporate action, legal proceeding or other procedure or step described in clause 22.9 (Insolvency) of the Facility Agreement; or

6.8.1.2

creditors' process described in clause 23.8 (Creditors' Process) of the Facility Agreement,

has been taken or, to the knowledge of the Cedent threatened in relation to a member of the Group and none of the circumstances contemplated in clause 22.9 (Insolvency of the Facility Agreement applies to a member of the Group.

6.8.2	It is not Financially Distressed (as defined in the Companies Act).

6.9	Deduction of Tax

It is not required to make any Tax Deduction from any payment it may make under any Finance Document.

6.10	No Default

6.10.1

No Event of Default is continuing or might reasonably be expected to result from the making of any Utilisation or the entry into, the performance of, or any transaction contemplated by, any Finance Document.

6.10.2

No other event or circumstance is outstanding which constitutes a default under any other agreement or instrument, which is binding on it or any of its Subsidiaries or to which its (or any of its Subsidiaries') assets, which are subject to or might result in a Material Adverse Change.

6.11	No Misleading Information

All written information provided by it (including its advisers) to the Agent or the Debt Guarantor under or in connection with the Finance Documents was true, complete and accurate in all material respects as at the date it was provided and is not misleading in any respect.

6.12	Financial Statements

6.12.1	Its Financial Statements are prepared in accordance with IFRS consistently applied.

6.12.2	There has been no material adverse change in its business or financial condition.

6.13	Pari Passu Ranking

Its payment obligations under the Finance Documents rank at least pari passu with the claims of all its other unsecured and unsubordinated creditors, except for obligations mandatorily preferred by law applying to companies generally.

6.14	No Proceedings Pending or Threatened

No litigation, arbitration or administrative proceedings of or before any court, arbitral body or agency which, if adversely determined, might reasonably be expected to result in a Material Adverse Change has or have (to the best of its knowledge and belief) been started or threatened against it or any of its Subsidiaries.

6.15	No Breach of Laws

6.15.1	It has not breached any law or regulation which breach has or is reasonably likely to result in a Material Adverse Change.

6.15.2

No labour disputes are current or, to the best of its knowledge and belief (having made due and careful enquiry), threatened against it which have or are reasonably likely to result in a Material Adverse Change.

6.16	No Immunity

In any proceedings taken in South Africa or in any other jurisdiction, it will not be entitled to claim for itself or any of its assets immunity from suit, execution, attachment or other legal process in relation to any Finance Document.

6.17	Taxation

6.17.1	It is not materially overdue in the filing of any Tax returns and it is not overdue in the payment of any amount in respect of any Taxes.

6.17.2	No claims or investigations are being, or are reasonably likely to be, made or conducted against it with respect to Taxes.

6.18	Anti-Corruption Law

It has conducted its businesses in compliance with applicable anti-corruption laws and has instituted and maintains as at the Signature Date policies and procedures designed to promote and achieve compliance with such laws.

6.19	Security and Financial Indebtedness

Subject in each case to any registration specifically required by law, each Security Document validly creates the Security interest which is expressed to be created by that Security Document.

6.20	Ranking

The Security has or will have the ranking in priority which it is expressed to have in the Security Documents and it is not subject to any prior ranking or pari passu ranking Security.

6.21	Ownership

It is the sole, absolute, legal and, where applicable, beneficial owner of the respective assets over which it purports to grant Security free from any claims, third party rights or competing interests other than Security permitted under clause 22.8 (Negative Pledge) of the Facility Agreement.

6.22	Shares

6.22.1	The Shares and the shares of each Obligor are fully paid and not subject to any option to purchase or similar rights.

6.22.2

There are no agreements in force which provide for the issue or allotment of, or grant any person the right to call for the issue or allotment of, any share or loan capital of each Obligor (including any option or right of pre-emption or conversion).

6.22.3

No part of the Shares and the shares of each Obligor has been pledged, ceded (either outright or as security), discounted, factored, mortgaged under notarial bond or otherwise, or otherwise disposed of or hypothecated, nor is it subject to any other right or claim in favour of any person (including any rights of pre-emption) which would apply on enforcement by the Debt Guarantor of its rights under this Agreement. If any of the Shares and the shares of each Obligor is subject to any Security in breach of this representation and warranty then, without prejudice to any other rights that the Debt Guarantor may have, any reversionary or other interests the Cedent may have in the said Shares are also ceded in securitatem debiti and pledged to the Debt Guarantor.

6.23	No Adverse Consequences

It is not necessary under the laws of its jurisdiction of incorporation -

6.23.1	in order to enable the Debt Guarantor to enforce its rights under any Finance Document; or

6.23.2	by reason of the execution of any Finance Document or the performance by it of its obligations under any Finance Document,

that the Debt Guarantor should be licensed, qualified or otherwise entitled to carry on business in such jurisdiction.

6.24	Repetition

The Repeating Representations are deemed to be made by the Cedent by reference to the facts and circumstances then existing on the date of each Utilisation Request and the first day of each Interest Period.

7	UNDERTAKINGS BY THE CEDENTS

7.1	General

The Cedents are bound by the undertakings set out in this clause 7 relating to it. The undertakings in this clause 7 remain in force from the Signature Date until the Discharge Date.

7.2	Negative Pledge

7.2.1

No Cedent shall grant any further Security over any Secured Property or dispose of its Secured Property in any manner without the express prior consent of the Debt Guarantor, which consent shall not be unreasonably withheld.

7.2.2	Each Cedent shall at all times keep its Secured Property free of judicial attachments and other Security.

7.3	Preservation of Secured Property

7.3.1	Each Cedent undertakes –

7.3.1.1	to the extent reasonably possible, that it shall not permit any depreciation of the value of, or a variation of rights relating to, the Secured Property or any of them to occur;

7.3.1.2

not to do any wilful act or suffer any wilful omission, or wilfully permit any other person to do any act or suffer any omission, which will have or may be calculated to have the effect of materially diminishing or adversely affecting the rights of the Debt Guarantor hereunder or the value or effectiveness of the security conferred by the cession in securitatem debiti and pledge of the Ceded Rights in terms of this Agreement;

7.3.1.3	to take all appropriate steps required from time to time for the care, preservation and protection of the Secured Property and the rights of the Debt Guarantor under this Agreement; and

7.3.1.4	timeously to comply in full with all its obligations in respect of the Secured Property, from time to time.

7.3.2

The Cedent waives for the benefit of the Debt Guarantor any and all rights it may have in respect of the Secured Property which conflict with or which may restrict the rights of the Debt Guarantor under this Agreement.

7.4	Insurances: Notice under the Short-Term Insurance Act

7.4.1

Each Cedent confirms, in respect of all Insurances required to be maintained by it under this Agreement, that it is aware and fully appraised of the following choices it has under section 43 of the Short-Term Insurance Act –

7.4.1.1	a choice of entering into a new policy contract, making available an existing policy contract or using a combination of those options;

7.4.1.2	a choice as to the identity of the insurer (if a new policy contract is to be entered into) and the person (if any) who is to render services as intermediary in connection with the transaction; and

7.4.1.3	subject to the provisions of this Agreement, a choice as to whether or not the value of the relevant policy contracts will exceed the value of the interests of the Debt Guarantor.

7.4.2

This clause 7.4.2 constitutes written notification to each Cedent of its rights under section 43 of the Short-term Insurance Act. Regardless of the sequence in which the Finance Documents are executed, no benefits under any policy contract made available to the Debt Guarantor under a Finance Document shall accrue to the Debt Guarantor before the Signature Date.

7.4.3

Each Cedent confirms that it exercised its freedom of choice under section 43 of the Short-Term Insurance Act and that it was not subject to any coercion or inducement as to the manner in which that freedom of choice was exercised.

7.5	Shares and Investments

Except with the express prior written consent of the Debt Guarantor or as otherwise contemplated in the Finance Documents, no Cedent shall allow any alteration to the authorised or issued share capital (including the issue of any new shares) of any Relevant Company.

7.6	Further Undertakings

Each Cedent undertakes and agrees –

7.6.1

in respect of the Ceded Rights for which the Cedent may hold promissory notes, bills of exchange, cheques or other liquid documents, not to pledge or otherwise encumber such promissory notes, bills of exchange, cheques or other liquid documents;

7.6.2

not to exercise any or all rights in respect of the Secured Property and/or the Ceded Rights which it may have which will be in conflict with the rights of the Debt Guarantor in terms of this Agreement;

7.6.3	to sign all other documents which the Debt Guarantor may require in order to give effect to this Agreement;

7.6.4

from time to time, and within three Business Days of written demand by the Debt Guarantor, to make such entries in or endorsements on its records relating to this Agreement as the Debt Guarantor may reasonably require;

7.6.5

that it may not cede, assign, transfer or pledge or in any other manner encumber or deal with the Secured Property and/or the Ceded Rights without the prior written consent of the Debt Guarantor, save with the prior written consent of the Agent and the Debt Guarantor;

7.6.6

to allow the Debt Guarantor and/or its duly authorised representatives, upon reasonable written notice by the Debt Guarantor, such reasonable rights of access to and right of inspection of such of its books, records and financial information as the Debt Guarantor may from time to time reasonably require for purposes of ascertaining or verifying any information with regard to the Secured Property and/or Ceded Rights; and

7.6.7

upon the occurrence of an Event of Default which is continuing, it will forthwith pay over to the Debt Guarantor any interest, dividend or other benefits of any nature accrued and/or received in respect of the Secured Property and/or the Ceded Rights on and after the date of occurrence of such Event of Default, by depositing the same into a nominated account as the Debt Guarantor may from time to time direct in writing.

7.7	Amounts received on account of Secured Property

If an Event of Default has occurred and is continuing, the Cedent shall forthwith pay and transfer to the Debt Guarantor or its order, and place it in possession of, all cash and other assets received in respect of the Secured Property in discharge of the Guaranteed Obligations.

8	DIVIDENDS, VOTING AND CEDED RIGHTS

8.1

Notwithstanding that the rights to receive all and any amounts (including without limitation dividends) payable in respect of the Ceded Rights and the Secured Property and to vote in respect of the Ceded Rights and the Secured Property, as well as all other rights, title and interest in and to the Ceded Rights and the Secured Property, are ceded in securitatem debiti and pledged to the Debt Guarantor under and in terms of this Agreement, each Cedent shall be entitled, subject to the provisions of the Finance Documents and clause 13.2 (Enforcement) to –

8.1.1	exercise all rights (including voting rights) in respect of the Secured Property; and

8.1.2	collect and receive and retain, in its own name, all Distributions and other amounts payable in respect of the Ceded Rights and the Secured Property,

until the occurrence of an Event of Default which is continuing entitling the Debt Guarantor to exercise its rights under this Agreement on account of the Secured Property and the Ceded Rights, in which event the Cedent's rights under and in terms of this clause 8 in relation to the Secured Property and Ceded Rights shall automatically terminate, provided that in the event of the remedy of such circumstances (if capable of remedy) to the satisfaction of the Debt Guarantor, the Cedent's rights under and in terms of this clause 8 shall be reinstated upon receipt of written notice to that effect from the Debt Guarantor.

9	CONTINUING COVERING SECURITY

The obligations of each Cedent as contemplated in this Agreement are irrevocable and shall operate as continuing covering security for the Cedent's obligations under and in terms of the Secured Obligations, and shall, unless otherwise agreed in writing by the Parties, continue to be of full force and effect until the Discharge Date notwithstanding –

9.1

any intermediate discharge or settlement of, or fluctuation in the Cedent's obligations arising under or in connection with the Secured Obligations in which event the cession and pledge contained in this Agreement shall operate as security for any indebtedness of the Cedent, subsequently arising in favour of the Debt Guarantor;

9.2

the Cedent's legal disability and/or any variation or amendment of or addition to or deletion from or cancellation or termination of any agreement giving rise to any of the rights of the Debt Guarantor against the Cedent;

9.3	any latitude, indulgence or extension of time which may be allowed or shown by the Debt Guarantor;

9.4

the receipt by the Debt Guarantor of any dividend or benefit in any insolvency, liquidation, business rescue proceedings or any compromise or composition whether in terms of any statutory enforcement or the common law; and/or

9.5	the release by the Debt Guarantor, in whole or in part, of any security and/or the release of the Cedent from some, but not all, of the applicable Secured Obligations.

10	PERFECTION AND DELIVERY OF DOCUMENTS

10.1	General

The documents set out in this clause 10 shall be delivered to the Agent as follows –

10.1.1	in the case of each Original Cedent, by no later than the Longstop Date;

10.1.2	in respect of an Additional Cedent, as soon as reasonably no later than five Business Days after that Additional Cedent accedes to this Agreement; and

10.1.3	in respect of Secured Property subsequently acquired by any Cedent or otherwise arising before the Discharge Date, as soon as reasonably possible after that property becomes Secured Property.

10.2	Shares and Shareholder & Group Claims

10.2.1	Each Cedent shall deliver to the Agent in respect of all the Shares and Shareholder & Group Claims –

10.2.1.1

to the extent that the applicable Relevant Company is not a Party, a copy of a notice by the Cedent to such Relevant Company of the cession and pledge under this Agreement, together with an acknowledgement of that notice signed by that Relevant Company, in each case substantially in the forms set out in Annexure C (Form of Notice – Shares and Claims) and Annexure D (Form of Acknowledgment – Shares and Claims), respectively;

10.2.1.2	the original share certificates in respect of those Shares;

10.2.1.3	securities transfer forms in respect of those Shares, undated and duly signed by the Cedent as transferor and left blank as to transferee; and

10.2.1.4

if required, written waivers or consents as required by all the other shareholders of the Relevant Company in terms of which, inter alia, each such shareholder waives any and all pre-emptive or similar rights which that shareholder may have in respect of any disposal or transfer of the Shares pursuant to an enforcement by the Debt Guarantor of its rights and remedies under and in terms of this Agreement, to the Agent's satisfaction.

10.2.2

The Cedents shall deliver to Agent any other documents relating to the Pledged Shares and/or the Ceded Rights for which any Finance Party may at any time reasonably call, which documents shall be delivered to the Agent within a reasonable period, as agreed with the Agent, and failing such agreement, within five Business Days.

10.2.3

The conclusion of this Agreement by any Relevant Company shall be sufficient notice and acknowledgement of the cession and pledge by the relevant Cedent of its Shares and Related Rights in such Relevant Company.

10.3	Bank Accounts

Each Cedent shall deliver to the Agent, in respect of each of the Bank Accounts it maintains, a copy of a notice to the relevant account banks of the cession and pledge of its Bank Accounts and related Secured Property under this Agreement, together with an acknowledgement of that notice signed by each of those banks, in each case substantially in the form of Annexure E (Form of Notice – Banks Accounts) and Annexure F (Form of Acknowledgment – Bank Accounts).

10.4	Insurances

Each Cedent shall deliver to the Agent in respect of all its Insurances –

10.4.1	a copy of the relevant contract or policy of insurance;

10.4.2

in respect of each of the Insurances, a copy of a notice to the relevant insurer of the cession and pledge of its Insurances and related Secured Property under this Agreement, together with an acknowledgement of that notice signed by each of those insurers, in each case substantially in the form of Annexure G (Form of Notice - Insurances) and Annexure H (Form of Acknowledgment - Insurances) along with evidence reasonably satisfactory to the Agent that its insurer (or its insurance broker) has noted the interests of the Debt Guarantor on the relevant insurance policies.

10.5	Other requirements

10.5.1

Each Cedent shall deliver to the Agent, by no later than the Longstop Date, a list of the Secured Property detailed below as at the date of that request, which list shall be certified true and correct by a director of the Cedent and shall describe each part of the following Secured Property in reasonable detail, and shall in particular –

10.5.1.1

in respect of its Trade Receivables and Claims, set out a description of each claim which constitutes a Trade Receivable or Claim, the name of the debtor, the amount owing by each debtor and the due date for payment of that amount;

10.5.1.2	in respect of its Bank Accounts, set out the name of the bank, the account number and the latest available balance of monies standing to the credit or debit of that account; and

10.5.1.3	in respect of its Investments, set out a description of each Investment and the current value or balance of each such Investment.

10.5.2

If any Secured Property, or part thereof, is evidenced by a document, or when any Cedent holds security for any obligation owed to it in respect of Secured Property and that security is evidenced by a document, such Cedent shall, at the request of the Debt Guarantor, deliver a certified copy of that document to the Debt Guarantor within five Business Days of request therefor.

10.6

The Agent may retain possession of all documents delivered to it under this clause 10 and deal with them in accordance with the Finance Documents until the Discharge Date, after which they shall be returned to the relevant Cedent as soon as reasonably possible.

10.7

Each Cedent shall deliver to the Agent any other documents relating to the Secured Property and/or Ceded Rights for which any Finance Party may at any time reasonably call, which documents shall be delivered to Agent within such period as may be agreed between the Agent and the relevant Cedent, and failing such agreement, within five Business Days of written demand by the Agent.

11	ACKNOWLEDGMENT OF PLEDGE

Each Cedent hereby –

11.1	to the extent that the shares held by any other Cedent in it are pledged under this Agreement; and

11.2	in the event of the Debt Guarantor exercising its rights under this Agreement, irrevocably and unconditionally undertakes to –

11.2.1	give effect thereto and to perform its obligations in relation to the Pledged Shares and/or Ceded Rights to and in favour of the Debt Guarantor; and

11.2.2	recognise any person to whom the Pledged Shares and/or Ceded Rights are to be transferred and approve the transfer to that person.

12	RIGHTS OF THE CEDENTS BEFORE AN EVENT OF DEFAULT

12.1	Unless an Event of Default has occurred and is continuing, each Cedent is entitled, at its own cost, to –

12.1.1

enforce and receive payment for, delivery of or performance in respect of all amounts or obligations owing in respect of the Secured Property in the ordinary course of business and, subject to the Finance Documents, to appropriate amounts so recovered to its own use, including any dividends or other benefits in respect of its Shares and Investments;

12.1.2

receive notice of every general meeting of shareholders of a Relevant Company or another company in which it holds an Investment (provided that each such notice are to be forwarded to the Debt Guarantor as if it were a shareholder of the Relevant Company or such other company where such documents do, or are reasonably likely to, affect the interests of the Debt Guarantor); and

12.1.3

attend every general meeting of the shareholders of a Relevant Company or another company in which it holds an Investment, and exercise all the votes attaching to the Shares and Investments at such meetings (provided that it will not exercise those votes in a manner which is reasonably likely to (a) be materially prejudicial to the validity or enforceability of this Agreement; (b) materially impair the value of any Shares or Investments; or (c) be otherwise materially prejudicial to the Debt Guarantor).

12.2

If an Event of Default has occurred and is continuing, all rights, powers and privileges attaching to the Secured Property, including, but not limited to those set out in clause 12.1, shall vest in the Debt Guarantor with the power to exercise them either in its own name or in the name of any Cedent or, if the Debt Guarantor so directs upon the occurrence of an Event of Default that has occurred and which is continuing, the applicable Cedent shall exercise the Debt Guarantor's rights, powers and privileges in its own name and to the greatest extent permitted by applicable law.

13	ENFORCEMENT

13.1	Rights of the Debt Guarantor

Upon the occurrence of an Event of Default which is continuing –

13.1.1	the Debt Guarantor shall be entitled to pursue any remedy available to it in law including, but not limited to, any one of the forms of relief set out in clauses 13.1.2 to 13.2 inclusive;

13.1.2

the Debt Guarantor may, in its discretion, effect transfer of the Secured Property (or any of them) and/or an outright cession of the Ceded Rights (or any of them) into the Debt Guarantor's own name (or the name of its nominee(s)), with the intention to do so not as beneficial owner but as a temporary repository pending disposal of such Secured Property and/or Ceded Rights or pending the realisation of the applicable Secured Property and/or Ceded Rights or the underlying value thereof, in pursuance of the pledge and cession recorded in this Agreement, whether in terms of clauses 13.1.3 or 13.1.4;

13.1.3

whether or not the Debt Guarantor has effected transfer of the Secured Property (or any of them) and/or an outright cession of the Ceded Rights (or any of them) in terms of clause 13.1.2, it may elect to effect transfer of the applicable Secured Property and/or an outright cession of the applicable Ceded Rights into its name (or the name of its nominee(s)) as beneficial owner(s), to the extent permitted in law, in which event a fair market value of the Secured Property and/or Ceded Rights, as the case may be, at the time the election is made, shall be agreed in writing between the Parties. Failing written agreement as to the applicable fair market value within five Business Days of the Debt Guarantor's aforesaid election, the fair market value of the applicable Secured Property and/or Ceded Rights, as the case may be, will be determined by an Independent Auditor, which Independent Auditor shall act as an expert and not as an arbitrator. Any amount by which the fair market value of the Secured Property and/or Ceded Rights (determined in accordance with this clause 13.1.3) exceeds the amounts owing by the Cedents to the Debt Guarantor in respect of the Guaranteed Obligations shall be paid by the Debt Guarantor to the Cedents within five Business Days of the agreement as to, or the determination of, the fair market value therefor, provided that the Cedent shall be liable for any shortfall in respect of such amounts. The Cedents shall be responsible for and shall pay such Independent Auditor's charges for determining the fair market value for the Secured Property and/or the Ceded Rights, as the case may be. If the Debt Guarantor shall have paid the Independent Auditor, the same shall be recoverable from the Cedent on demand;

13.1.4	without first obtaining an order of court, the Debt Guarantor shall, to the extent permitted in law, be entitled to –

13.1.4.1	exercise all the rights, powers and privileges attaching to the Secured Property and/or the Ceded Rights (or any of them);

13.1.4.2

sell, assign, transfer or otherwise dispose of or realise the Secured Property and/or the Ceded Rights (or any of them), or to realise the underlying value of the Secured Property and/or the Ceded Rights (or any of them) in such manner by public auction or by private treaty and on such terms as may appear to it most expedient;

13.1.4.3	institute legal proceedings which it may deem necessary in connection with the Secured Property and/or the Ceded Rights (or any of them);

13.1.4.4	give good, valid and sufficient receipts and discharges for the purchase price or proceeds of the Secured Property and/or the Ceded Rights (or any of them) or the proceeds of any underlying assets;

13.1.4.5

effect transfer of the Secured Property (or any of them) and/or convey valid title in the Ceded Rights (or any of them) on behalf of the Cedent, including by using the power of attorney granted to the Debt Guarantor in terms of clause 15 (Power of Attorney).

13.2

The Parties agree that upon the occurrence of an Event of Default which is continuing, the Debt Guarantor shall be entitled to exercise the rights (including, if applicable, the voting rights) attaching to the Secured Property, and/or to receive all Distributions payable in respect of the Secured Property.

13.3

Notwithstanding anything to the contrary contained in this Agreement, the Debt Guarantor shall not be obliged to take any particular steps to collect or otherwise enforce its rights in respect of any of the Secured Property and/or the Ceded Rights.

13.4	Undertakings by the Cedents in respect of Realisation

On the Debt Guarantor taking any action under clause 13.1 (Rights of the Debt Guarantor), or otherwise as required by the Debt Guarantor if an Event of Default has occurred and is continuing, each Cedent shall on demand by the Debt Guarantor —

13.4.1

give written notice to all persons required by the Debt Guarantor that payment for, delivery of or performance in respect of the relevant, Secured Property shall be made to the Debt Guarantor and that payment, delivery or performance to the relevant Cedent or to anyone else will not constitute valid payment, delivery or performance, and the Debt Guarantor shall be entitled to do likewise. The Cedent shall on demand by the Debt Guarantor provide proof that such notification has been duly given;

13.4.2	refuse to accept any payment, delivery, or performance tendered in respect of any of the Secured Property and order that such payment, delivery or performance be tendered to the Debt Guarantor;

13.4.3

forthwith pay over or deliver to the Debt Guarantor any interest, dividend, negotiable instruments or other monetary benefits of any nature accrued or received in respect of the Secured Property after the date of an Event of Default by depositing the same into any bank account in South Africa nominated by the Debt Guarantor;

13.4.4	deliver to the Debt Guarantor any property which the Cedent acquires or which accrues to it in connection with the Secured Property;

13.4.5

at its own cost, carry out any lawful directions the Debt Guarantor may give in regard to the realisation of the Secured Property and sign any document or do any other lawful act necessary to (a) vest the Secured Property in the Debt Guarantor; (b) enable any sale, purchase or other realisation or transfer of Secured Property, or (c) perfect and complete (to the extent necessary) the cession and pledge of any Secured Property under this Agreement.

13.5	No obligation on the Debt Guarantor

Notwithstanding anything to the contrary contained in this Agreement, the Debt Guarantor shall not be obliged to take any steps to preserve, protect, collect, recover or otherwise enforce its rights under or in respect of the Secured Property.

14	APPROPRIATION OF PROCEEDS

Subject to the Facility Agreement, the Debt Guarantor shall apply the net proceeds of all amounts received pursuant to the sale or other realisation of Secured Property or from the appropriation of cash amounts which constitute Secured Property under this Agreement (after deducting all properly evidenced costs and expenses incurred by the Debt Guarantor in relation to that sale or realisation) in reduction or discharge of the Secured Obligations in such order and in such manner as the Debt Guarantor deems fit. Any amount remaining thereafter shall be paid to the relevant Cedent within fifteen Business Days of the Discharge Date.

15	POWER OF ATTORNEY

Each Cedent hereby irrevocably and severally appoints the Debt Guarantor and any of its delegates or sub-delegates to be its attorney to take any action which such Cedent is obliged to take under this Agreement but has failed to take. Each Cedent ratifies and confirms whatever any attorney does or purports to do pursuant to its appointment under this clause.

16	FURTHER ASSURANCES

Each Cedent shall generally promptly do everything that may be reasonably required in order to comply with its obligations under this Agreement and as may otherwise be reasonably required by the Debt Guarantor for the purposes of and to give effect to this Agreement, failing which the Debt Guarantor may, to the extent possible, attend thereto on behalf of the relevant Cedent and recover on demand from such Cedent any expenses incurred in relation thereto. In particular, the Cedent shall execute and do all such acts and things as the Debt Guarantor, in its reasonable discretion, may require –

16.1	to perfect or protect the Security created (or purported to be created) by this Agreement;

16.2	to preserve or protect any of the rights of the Debt Guarantor under this Agreement;

16.3	to enforce any Security created under this Agreement on or at any time after it becomes enforceable;

16.4	for the exercise of any power, authority or discretion vested in the Debt Guarantor under this Agreement;

16.5	to carry out the effect, intent and purpose of this Agreement,

in any such case, forthwith upon demand by the Debt Guarantor to the maximum extent permitted by law and at the expense of the Cedent.

17	ADDITIONAL RIGHTS

The rights conferred on the Debt Guarantor by this Agreement are additional to and not in substitution for –

17.1	any other rights the Debt Guarantor has, or may at any time in the future have, against any Cedent or any other person; and

17.2

any other security held or hereafter to be held by the Debt Guarantor from any Cedent, or any other person, in connection with the Secured Obligations. The Debt Guarantor may release any security held by it without prejudice to its rights under this Agreement.

18	WAIVER AND INDEMNITY

Each Cedent hereby –

18.1

agrees that the Debt Guarantor shall not be responsible for any loss from the disposal or sale of the Secured Property and/or Ceded Rights and/or any of them, in accordance with the provisions of this Agreement howsoever arising, or for any reduction in the value of the Secured Property and/or Ceded Rights and/or any of them, unless such loss or reduction in value is occasioned by the wilful default and/or gross negligence of the Debt Guarantor;

18.2

absolves the Debt Guarantor from all liability whatsoever should it fail to collect any dividends or other benefits (however named or described, without any exception) arising from or by virtue of the Secured Property and/or Ceded Rights and/or any of them, or should it fail to take up any rights issued or granted in relation to the Secured Property and/or Ceded Rights and/or any of them, or in any way fail or omit to protect its or any of the Cedent's interests relating to the Secured Property and/or Ceded Rights and/or any of them; and

18.3

absolves and indemnifies the Debt Guarantor and its directors, officers, employees, representatives and advisers from and against any loss or damage (including any, consequential loss or damage) or otherwise, suffered by the Cedent arising from any cause in connection with this Agreement, whether the loss or damage results from contract, delict, negligence or any other cause and whether this Agreement has been terminated or not, save for any loss or damages arising as a result of the gross negligence, fraud or wilful misconduct of the Debt Guarantor or its directors, employees, representatives and advisers.

19	CEDENTS BOUND NOTWITHSTANDING CERTAIN CIRCUMSTANCES

19.1	Each Cedent agrees that on the Signature Date, it will be bound under this Agreement to the full extent hereof, despite the fact that –

19.1.1	any additional security from the Cedent or any other person for the Secured Obligations may not be obtained or may be released or may cease to be held for any other reason;

19.1.2	the Finance Parties may agree any variation or novation of the Finance Documents (including any amendment providing for the increase in the amount of a Facility or an additional facility);

19.1.3

insolvency, administration, business rescue, reorganisation, arrangement, readjustment of debt, dissolution, liquidation or similar proceedings have been instituted by or against the Cedent or any other person;

19.1.4	any Finance Party may receive a dividend or benefit in any insolvency, liquidation, business rescue or any compromise or composition, whether in terms of any statutory enforcement or the common law;

19.1.5	the Debt Guarantor may grant any indulgences to the Cedent or may not exercise any one or more of its rights under the Finance Documents, either timeously or at all; or

19.1.6	any other fact or circumstance may arise on which the Cedent might otherwise be able to rely on a defence based on prejudice, waiver or estoppel.

19.2	If the Cedent suffers any loss arising from any of the facts, circumstances, acts or omissions referred to above, it will have no claim against any Finance Party in respect thereof.

20	KEEPING, INSPECTION AND DELIVERY OF RECORDS

20.1	Each Cedent shall at all times keep up to date records of the Secured Property and shall comply with any reasonable directions the Debt Guarantor may give in regard to the keeping of such records.

20.2

The Debt Guarantor or anyone authorised by the Debt Guarantor may at any time and on reasonable notice inspect any Cedent's books of account and other records relating to the Secured Property including books of account and records in the possession of a third party.

20.3

If the Debt Guarantor at any time so requests, the appplicable Cedent shall at its own cost deliver to the Debt Guarantor or its order certified copies of any of the books and records referred to in clauses 20.1 and 20.2.

21	EXEMPTION FROM LIABILITY

A Finance Party, its officers, trustees, agents, beneficiaries, employees and advisors shall not be liable for any loss or damage, whether direct, indirect, consequential or otherwise, suffered by any Cedent howsoever arising in connection with this Agreement, whether that loss or damage arises as a result of a breach of contract (whether total, fundamental or otherwise), delict or any other cause and whether this Agreement has been terminated or not, other than as a result of the gross negligence or wilful misconduct of that Finance Party.

22	CHANGES TO THE PARTIES

22.1	Transfers by the Debt Guarantor

22.1.1

Subject to the Finance Documents, the Debt Guarantor may cede any of its rights and/or delegate any of its obligations under this Agreement to any person to whom it cedes any of its rights and/or delegates any of its obligations under the Finance Documents. The Cedents agree to co-operate and take all such steps as the Debt Guarantor may reasonably request to give effect to any such cession or delegation.

22.1.2	The Cedents agrees to any splitting of claims which may arise from such a cession.

22.2	Transfers by the Cedents

No Cedent may cede any of its rights nor delegate any of its obligations under this Agreement.

23	SEVERABILITY

Each term of this Agreement, whether forming an entire clause or only part of a clause, is divisible and severable from all the other terms (regardless of the manner in which they may be linked together or grouped grammatically). If a term or provision of this Agreement is or becomes illegal, invalid or unenforceable in any respect in any jurisdiction, that will not affect –

23.1

the legality, validity or enforceability in that jurisdiction of any other term or provision of this Agreement which shall remain in full force and effect, and such illegal, invalid or unenforceable term or provision shall be severed from this Agreement; or

23.2	the legality, validity or enforceability in other jurisdictions of that or any other term of this Agreement,

and in particular, the Debt Guarantor shall be entitled to deal with its rights in respect of the Secured Property in such manner as is sanctioned or approved in terms of a court order or as is otherwise legally permissible.

24	REMEDIES CUMULATIVE

The rights of the Debt Guarantor under this Agreement may be exercised as often as necessary and are cumulative and not exclusive of its rights under general law or under any other Finance Document.

25	MISCELLANEOUS MATTERS

25.1	Rights and Remedies

25.1.1

No failure to exercise, nor any delay in exercising any right or remedy under this Agreement shall operate as a waiver, nor shall any single or partial exercise of any right or remedy prevent any further or other exercise or the exercise of any other right or remedy. The rights and remedies of the Debt Guarantor under this Agreement –

25.1.1.1	are cumulative and not exclusive of its rights under general law;

25.1.1.2	may be exercised as often as the Debt Guarantor requires; and

25.1.1.3	may be waived only in writing.

25.1.2	Delay in the exercise or non-exercise of any right or remedy of the Debt Guarantor under this Agreement is not a waiver of that right.

25.2	Amendment Costs

25.2.1

If any Cedent requests an amendment, waiver or consent, such Cedent shall, within three Business Days of demand, reimburse the Debt Guarantor for the amount of all costs and expenses (including legal fees) reasonably incurred by the Debt Guarantor in responding to, evaluating, negotiating or complying with that request or requirement.

25.2.2

If there is any change in law or any regulation which requires an amendment, waiver or consent under the Finance Documents, the Cedents shall, within three Business Days of demand, reimburse the Debt Guarantor for the amount of all costs and expenses (including legal fees) reasonably incurred by the Debt Guarantor in connection with evaluating, negotiating or complying with any such requirement.

25.3	Set-Off

The Debt Guarantor may set off any matured obligation due from any Cedent under the Finance Documents (to the extent beneficially owned by the Debt Guarantor) against any matured obligation owed by the Debt Guarantor the Cedent, regardless of the place of payment, booking branch or currency of either obligation. If the obligations are in different currencies, the Debt Guarantor may convert either obligation at a market rate of exchange in its usual course of business for the purpose of the set-off.

26	NOTICES

26.1	Communications in Writing

Any communication to be made under or in connection with this Agreement shall be made in writing and, unless otherwise stated, may be made by fax or letter.

26.2	Addresses

The address and fax number (and the department or officer, if any, for whose attention the communication is to be made) of each Party for any communication or document to be made or delivered under or in connection with this Agreement is –

26.2.1	in the case of the Debt Guarantor –

Physical address:	3rd Floor, 200 on Main

Corner of Main and Bowwood Roads

Claremont

7708

Fax number:	xxx

Email address:	xxx

Attention:	Managing Director;

26.2.2	in the case of the Agent –

Physical address:	14th Floor, 1 Merchant Place

1 Fredman Drive

Sandton

2196

Fax number:	xxx

Email address:	xxx

Attention:	Theresa Rheeder;

26.2.3	in the case of each Cedent, that set out opposite its name in Part I of Annexure A (The Cedents),

or any substitute address or fax number or department or officer as the Party may notify to the Agent (or the Agent may notify to the other Parties, if a change is made by the Agent) by not less than five Business Days' notice.

26.3	Domicilia

26.3.1

Each of the Parties chooses its physical address provided under or in connection with clause 26.2 as its domicilium citandi et executandi at which documents in legal proceedings in connection with this Agreement may be served.

26.3.2

Any Party may by written notice to the other Parties change its domicilium from time to time to another address, not being a post office box or a poste restante, in South Africa, provided that any such change shall only be effective on the fourteenth day after deemed receipt of the notice by the other Parties pursuant to clause 26.4.

26.4	Delivery

26.4.1	Any communication or document made or delivered by one person to another under or in connection with this Agreement will –

26.4.1.1	if by way of email, be deemed to have been received on the date of transmission;

26.4.1.2	if by way of fax, be deemed to have been received on the first Business Day following the date of transmission provided that the fax is received in legible form;

26.4.1.3	if delivered by hand, be deemed to have been received at the time of delivery; and

if by way of courier service, be deemed to have been received on the seventh Business Day following the date of such sending and, if a particular department or officer is specified as part of its address details provided under clause 26.2 (Addresses) above, if addressed to that department or officer.

26.4.2

Any communication or document to be made or delivered to a Finance Party will be effective only when actually received by that Finance Party and then only if it is expressly marked for the attention of the department or officer identified under clause 26.2 (Addresses) above (or any substitute department or officer as that Finance Party shall specify for this purpose).

26.4.3

Any communication or document which becomes effective, in accordance with clauses 26.4.1.1 to 26.4.1.3 above, after 17h00 in the place of receipt shall be deemed only to become effective on the following day.

26.5	Electronic Communication

26.5.1

The Parties confirm that any communication to be made under or in connection with this Agreement may be made by electronic mail or other electronic means (including without limitation, by way of posting to a secure website).

26.5.2	The Parties agree that –

26.5.2.1	they will notify the other Parties in writing of any information required to enable the transmission of information by electronic means; and

26.5.2.2	they will notify the other Parties in writing of any change to their address or any other such information supplied by them by not less than five Business Days' notice.

26.5.3

Any electronic communication as specified in clause 26.5.1 above made between any two Parties will be effective only when actually received (or made available) in readable form and in the case of any electronic communication made by a Party to the Agent only if it is addressed in such a manner as the Agent shall specify for this purpose.

26.5.4	Any reference in this Agreement to a communication being sent or received shall be construed to include that communication being made available in accordance with this clause 26.5.

26.6	English Language

Any notice or other document given under or in connection with any Finance Document must be in English.

27	CALCULATION AND CERTIFICATES

27.1	Accounts

In any litigation or arbitration proceedings arising out of or in connection with a Finance Document, the entries made in the accounts maintained by the Finance Parties are prima facie evidence of the matters to which they relate.

27.2	Certificates and Determinations

Any certification or determination by a Finance Party of a rate or amount under any Finance Document is, in the absence of manifest error, prima facie evidence of the matters to which it relates.

27.3	Day Count Convention

Any interest, commission or fee accruing under a Finance Document will accrue from day to day and is calculated on the basis of the actual number of days elapsed and a year of 365 days (irrespective of whether the year in question is a leap year).

28	PARTIAL INVALIDITY

If, at any time, any provision of this Agreement is or becomes illegal, invalid, unenforceable or inoperable in any respect under any law of any jurisdiction, neither the legality, validity, enforceability or operation of the remaining provisions nor the legality, validity, enforceability or operation of such provision under the law of any other jurisdiction will in any way be affected or impaired. The term "inoperable" in this clause 28 shall include, without limitation, inoperable by way of suspension or cancellation.

29	REMEDIES AND WAIVERS

No failure to exercise, nor any delay in exercising, on the part of the Debt Guarantor, any right or remedy under this Agreement shall operate as a waiver, nor shall any single or partial exercise of any right or remedy prevent any further or other exercise or the exercise of any other right or remedy. The rights and remedies provided in this Agreement are cumulative and not exclusive of any rights or remedies provided by law.

30	AMENDMENTS, WAIVERS AND EXTENSIONS

30.1	Any term of this Agreement may be amended or waived only with the consent of the Agent and the Cedent and any such amendment or waiver will be binding on all Parties.

30.2	No amendment or waiver contemplated by this clause 30 shall be of any force or effect unless in writing and signed by or on behalf of the relevant Parties.

30.3

No latitude, extension of time or other indulgence which may be given or allowed by any Party to any other Party in respect of the performance of any obligation hereunder or enforcement of any right arising from this Agreement and no single or partial exercise of any right by any Party shall under any circumstances be construed to be an implied consent by such Party or operate as a waiver or a novation of, or otherwise affect any of that Party's rights in terms of or arising from this Agreement or estop such Party from enforcing, at any time and without notice, strict and punctual compliance with each and every provision or term of this Agreement.

31	RENUNCIATION OF BENEFITS

Each Cedent renounces, to the extent permitted under applicable law, the benefits of each of the legal exceptions of excussion, division, revision of accounts, no value received, errore calculi, non causa debiti, non numeratae pecuniae and cession of actions, and declares that it understands the meaning of each such legal exception and the effect of such renunciation.

32	COUNTERPARTS

This Agreement may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of this Agreement.

33	WAIVER OF IMMUNITY

Each Cedent irrevocably and unconditionally waives any right it may have to claim for itself or any of its assets immunity from suit, execution, attachment or other legal process.

34	SOLE AGREEMENT

This Agreement constitute the sole record of the agreement between the Parties in regard to the subject matter thereof.

35	NO IMPLIED TERMS

No Party shall be bound by any express or implied term, representation, warranty, promise or the like, not recorded in this Agreement in regard to the subject matter hereof.

36	INDEPENDENT ADVICE

Each Cedent acknowledges that it has been free to secure independent legal and other advice as to the nature and effect of all of the provisions of this Agreement and that it has either taken such independent legal and other advice or dispensed with the necessity of doing so. Further, each Cedent acknowledges that all of the provisions of each Finance Document and the restrictions therein contained are part of the overall intention of the Parties in connection with this Agreement.

37	GOVERNING LAW

This Agreement is governed by South African law.

38	JURISDICTION

38.1

The Parties hereby irrevocably and unconditionally consent to the non-exclusive jurisdiction of the High Court of South Africa, Gauteng Division, (Johannesburg) (or any successor to that division) in regard to all matters arising from this Agreement (including a dispute relating to the existence, validity or termination of this Agreement).

38.2	The Parties agree that the courts of South Africa are the most appropriate and convenient courts to settle disputes in relation to this Agreement and accordingly no Party will argue to the contrary.

SIGNED at Sandton on 28 June 2018

For and on behalf of
DNI-4PL CONTRACTS PROPRIETARY LIMITED

/s/ A. J. Dunn
Signature

A. J. Dunn
Name of Signatory

CEO
Designation of Signatory

SIGNED at Cape Town on 07 June 2018

For and on behalf of
K2018318388 (SOUTH AFRICA) (RF) PROPRIETARY LIMITED

/s/ Rozanne Kamalie
Signature

Rozanne Kamalie
Name of Signatory

Director
Designation of Signatory

SIGNED at Sandton on 28 June 2018

For and on behalf of
FIRSTRAND BANK LIMITED (ACTING
THROUGH ITS RAND MERCHANT BANK
DIVISION)

/s/ Robert Leon
Signature

Robert Leon
Name of Signatory

Authorised
Designation of Signatory

/s/ Jon Chowthee
Signature

Jon Chowthee
Name of Signatory

Authorised
Designation of Signatory

SIGNED at Sandton on 28 June 2018

For and on behalf of
DNI RETAIL PROPRIETARY LIMITED

/s/ D. A. Smaldon
Signature

D. A. Smaldon
Name of Signatory

Director
Designation of Signatory

SIGNED at Sandton on 28 June 2018

For and on behalf of
INTERNATIONAL TOWER
CORPORATION PROPRIETARY LIMITED

/s/ D. A. Smaldon
Signature

D. A. Smaldon
Name of Signatory

Director
Designation of Signatory

SIGNED at Sandton on 28 June 2018

For and on behalf of
THE STARTERPACK COMPANY
PROPRIETARY LIMITED

/s/ D. A. Smaldon
Signature

D. A. Smaldon
Name of Signatory

Director
Designation of Signatory

Annexure A

THE ORIGINAL CEDENTS

	NAME	REGISTRATION NUMBER	ADDRESSES
1	DNI 4PL Contracts Proprietary Limited	2005/040937/07	Physical address: 23/25 Commerce Crescent, Kramerville, 2031
Fax number: xxx
Email address: xxx / xxx
Attention: Dave Smaldon
2	DNI Retail Proprietary Limited	2002/014708/07	Physical address: 25 Commerce Crescent, Kramerville, Sandton,
2090
Email address: xxx / xxx
Attention: The Directors
3	International Tower Corporation Proprietary Limited	2015/421641/07	Physical address: 25 Commerce Crescent, Kramerville, Sandton, 2090
Fax number: xxx
Email address: xxx
Attention: The Directors
4	The Starterpack Company Proprietary Limited	2007/010809/07	Physical address: No. 4 Monza Close, Kyalami Business Park
Email address: xxx / xxx
Attention: The Directors

Annexure B

SECURED PROPERTY

Part I – Bank Accounts

1	DNI-4PL Contracts Proprietary Limited –

1.1	Bank	[•]
	Account Name	[•]
	Account Number	[•]
	Branch Code	[•]
1.2	Bank	[•]
	Account Name	[•]
	Account Number	[•]
	Branch Code	[•]

2	DNI Retail Proprietary Limited –

2.1	Bank	[•]
	Account Name	[•]
	Account Number	[•]
	Branch Code	[•]
2.2	Bank	[•]
	Account Name	[•]
	Account Number	[•]
	Branch Code	[•]

3	International Tower Corporation Proprietary Limited –

3.1	Bank	[•]
	Account Name	[•]
	Account Number	[•]
	Branch Code	[•]
3.2	Bank	[•]
	Account Name	[•]
	Account Number	[•]
	Branch Code	[•]

4	The Starterpack Company Proprietary Limited –

4.1	Bank	[•]
	Account Name	[•]
	Account Number	[•]
	Branch Code	[•]
4.2	Bank	[•]
	Account Name	[•]
	Account Number	[•]
	Branch Code	[•]

Part II – Relevant Company(ies)

	NAME	REGISTRATION NUMBER
1	DNI Retail Proprietary Limited	2002/014708/07
2	International Tower Corporation Proprietary Limited	2015/421641/07
3	The Starterpack Company Proprietary Limited	2007/010809/07

Annexure C

FORM OF NOTICE - SHARES AND CLAIMS

To:	[•] Proprietary Limited ("Company")

From:	[•] Proprietary Limited ("Cedent")

Copy:	FirstRand Bank Limited (acting through its Rand Merchant Bank division) as Agent ("RMB")

And:	K2018318388 (South Africa) (RF) Proprietary Limited ("Debt Guarantor")

Date:	[•]

Dear Sirs

Cession and Pledge in Security concluded on or about [•] between the Cedent and the Debt Guarantor ("Cession & Pledge")

4	We refer to the Cession & Pledge (a copy of which is attached for your records).

5	Terms and expressions defined in the Cession & Pledge have the same meaning where used in this letter.

6	The Cedent hereby gives the Company notice of the following —

6.1	the Cedent has ceded in securitatem debiti and pledged to the Debt Guarantor all its Ceded Rights and Pledged Shares ("Pledged Shares and Claims"); and

6.2

with effect from the date on which the Debt Guarantor notifies you in writing that an Event of Default is continuing, and thereafter until otherwise notified by the Debt Guarantor, you must make all payments to be made to the Cedent in respect of the Pledged Shares and Claims direct to the Debt Guarantor by payment into any bank account nominated by the Debt Guarantor in writing.

7	The instructions in this letter may not be revoked or amended without the prior written consent of the Debt Guarantor.

8	This letter is governed by the laws of South Africa.

9	Please send the attached acknowledgement confirming your agreement to the above to the Agent at [insert email address of the Agent], with a copy to ourselves and the Debt Guarnator.

Yours faithfully

For and on behalf of

[•] PROPRIETARY LIMITED

who warrants that he/she is duly authorised hereto

Annexure D

FORM OF ACKNOWLEDGEMENT - SHARES AND CLAIMS

To:	FirstRand Bank Limited (acting through its Rand Merchant Bank division) as Agent ("RMB")

Copy:	K2018318388 (South Africa) (RF) Proprietary Limited ("Debt Guarantor")

And:	[•] Proprietary Limited ("Cedent")

From:	[•] Proprietary Limited ("Company")

Date:	[•]

Dear Sirs

Acknowledgement of Cession and Pledge

1

We refer to the notice of cession and pledge dated [•] 2018 ("Security Notice"), attaching a copy of a written cession and pledge in security given by the Cedent in favour of the Debt Guarantor ("Cession & Pledge").

2	Terms and expressions defined in the Security Notice have the same meaning where used in this letter.

3	The Company acknowledges receipt of the Security Notice and hereby irrevocably and unconditionally confirms its consent to, and acknowledges and agrees to the terms and conditions thereof.

4	In the event of you exercising your rights under the Cession & Pledge, the Company irrevocably and unconditionally undertakes to –

4.1	give effect thereto and to perform our obligations in relation to the Pledged Shares and Claims to and in favour of the Debt Guarantor; and

4.2	recognise any person to whom the Pledged Shares and Claims are to be transferred and approve the transfer to that person.

Yours faithfully

For and on behalf of

[•] PROPRIETARY LIMITED

who warrants that he/she is duly authorised hereto

Annexure E

FORM OF NOTICE – BANK ACCOUNTS

To:	[insert name of bank]

From:	[•] Proprietary Limited ("Cedent")

Copy:	FirstRand Bank Limited (acting through its Rand Merchant Bank division) as Agent ("RMB")

And:	K2018318388 (South Africa) (RF) Proprietary Limited ("Debt Guarantor")

Date:	[•]

Dear Sirs

Guarantee, Cession and Pledge Agreement, dated [•] by, inter alia, the Cedents and the Debt Guarantor ("Cession and Pledge")

1	We refer to the Cession and Pledge (a copy of which is attached for your records). Terms and expressions defined in the Cession and Pledge have the same meaning where used in this letter.

2

This letter constitutes notice to you that under the Cession and Pledge, the Cedent has ceded or will cede in securitatem debiti, in favour of the Debt Guarantor, inter alia, all of its rights and interests in and to the Bank Accounts that it maintains with you at any of your branches in South Africa (including all its claims in respect of amounts standing to the credit of those bank accounts from time to time). This includes, without limitation, cash amounts standing to the credit of the Cedent in –

Account holder:	[•]

Account number:	[•]

Branch code:	[•]

3

The Cedent hereby irrevocably instructs and authorises you, in relation to the Bank Accounts it holds with you, to disclose to the Finance Parties any information relating to any such Bank Account requested from you by any Finance Party.

4

The Cedent hereby irrevocably instructs and authorises you, in relation to the Bank Accounts it holds with you, with effect from the date on which the Debt Guarantor notifies you in writing that an Event of Default has occurred and is continuing, and thereafter until otherwise notified by the Debt Guarantor, to –

4.1	comply with the terms of any written notice or instruction relating to any such Bank Account received by you from the Debt Guarantor;

4.2	hold all sums standing to the credit of any such Bank Account to the order of the Debt Guarantor;

4.3	pay or release any sum standing to the credit of any such Bank Account in accordance with the written instructions of the Debt Guarantor; and

4.4	pay all sums received by you for the account of the Cedent to the credit of its applicable Bank Account with you.

5

We acknowledge that you may comply with the instructions in this letter without any further permission from us and without any enquiry by you as to the justification for or validity of any request, notice or instruction.

6	The instructions in this letter may not be revoked or amended without the prior written consent of the Agent.

7	This letter is governed by the laws of South Africa.

8	Please send the attached acknowledgement confirming your agreement to the above to the Agent at [insert email address of the Agent], with a copy to ourselves

Yours faithfully

For and on behalf of

[•] PROPRIETARY LIMITED

who warrants that he/she is duly authorised hereto

Annexure F

FORM OF ACKNOWLEDGEMENT – BANK ACCOUNTS

To:	FirstRand Bank Limited (acting through its Rand Merchant Bank division) Agent ("RMB")

Copy:	K2018318388 (South Africa) (RF) Proprietary Limited ("Debt Guarantor")

And:	[•] Proprietary Limited ("Cedent")

From:	[insert name of bank] ("Bank")

Date:	[•]

Dear Sirs

Acknowledgement of Cession and Pledge

1

We acknowledge receipt of the notice of guarantee, cession and pledge dated [•] 2018 by, inter alia, [insert name of the Cedent] ("Cession and Pledge"), and acknowledge and agree to the terms and conditions thereof.

2	Capitalised terms used in this letter have meaning ascribed thereto in the Cession and Pledge.

3	We further acknowledge and hereby confirm that –

3.1	no other security cession has, according to our records, been noted in relation to the Bank Account;

3.2	we have noted the rights of the Debt Guarantor in terms of the Cession and Pledge in relation to the Bank Account;

3.3

upon delivery of a written notification purportedly from the Debt Guarantor in terms of which the Debt Guarantor confirms that it has become entitled to enforce its rights under the Facility Agreement and/or the Cession and Pledge, we shall –

3.3.1	comply with the terms of any written notice or instruction relating to the Bank Account received from the Debt Guarantor;

3.3.2	only permit withdrawals from the Bank Account with the prior written consent of the Debt Guarantor;

3.3.3	upon being called upon to do so by the Debt Guarantor, provide the Finance Parties with such information concerning the Bank Account as any Finance Party may from time to time require; and

3.3.4

upon receipt of written request from the Debt Guarantor, sweep and pay all cash amounts at such time (and from time to time thereafter) standing to the credit of the Bank Account into such bank account of the Debt Guarantor as the Debt Guarantor may stipulate until the Debt Guarantor confirms in writing to us that the obligations secured by the Facility Agreement and/or the Cession and Pledge, have been fully and finally discharged.

4	The person signing below on behalf of [insert name of Bank] warrants that they are duly authorised hereto.

Yours faithfully

For and on behalf of

[insert name of bank]

who warrants that he/she is duly authorised hereto

Annexure G

FORM OF NOTICE - INSURANCES

To:	[insert name of insurer] ("Company")

From:	[•] Proprietary Limited ("Cedent")

Copy:	FirstRand Bank Limited (acting through its Rand Merchant Bank division) as Agent ("RMB")

And:	K2018318388 (South Africa) (RF) Proprietary Limited ("Debt Guarantor")

Date:	[•]

Dear Sirs

Guarantee, Cession and Pledge in Security concluded on or about [•] between, amongst others, the Cedent and the Debt Guarantor ("Cession and Pledge")

1	We refer to the Cession and Pledge (a copy of which is attached for your records).

2	In this letter —

2.1	"Insurances" means any of the contracts or policies of insurance set out in Annexe A hereto;

2.2

"Insurance Proceeds" means all proceeds of insurance payable to or received by us in respect of the Insurances, whether in respect of claims, by way of return of premium or otherwise, but excluding any third-party liability insurance and all amounts received or receivable under or in connection with third party liability insurance and required to settle a liability of the Cedent to a third party.

3	Unless expressly defined in this letter, terms and expressions defined in the Cession and Pledge have the same meaning where used in this letter.

4

This letter constitutes notice to you that under the Cession and Pledge, the Cedent has ceded in securitatem debiti in favour of the Debt Guarantor, inter alia, all of its rights and interests in and to the Insurances and the Insurance Proceeds.

5	On behalf of the Cedent, we confirm that —

5.1	the Cedent will remain liable under each such Insurance to perform all the obligations assumed by it under the Insurances; and

5.2	none of the Finance Parties, their agents or any other person will at any time be under any obligation or liability to you under or in respect of any such Insurance.

6

The Cedent will also remain entitled to exercise all of its rights under each such Insurance and you should continue to give notices under each such Insurance to the Cedent, unless and until you receive notice from the Debt Guarantor to the contrary, stating that an Event of Default has occurred and is continuing. In this event, unless the Debt Guarantor otherwise agrees in writing –

6.1	all amounts payable to the Cedent under each such Insurance shall be paid to the Debt Guarantor; and

6.2	any rights of the Cedent in connection with those amounts will be exercisable by, and notices shall be given to, the Debt Guarantor or as it directs.

7	Please note that the Cedent has agreed that it will not amend or waive any term of or terminate any Insurance without the prior consent of the Agent.

8	The instructions in this letter may not be revoked or amended without the prior written consent of the Agent.

9

We acknowledge that you may comply with the instructions in this letter without any further permission from us or the Cedent and without any enquiry by you as to the justification for or validity of any request, notice or instruction.

10	This letter is governed by the laws of South Africa.

11

Please note on the relevant contracts the Debt Guarantor 's interest as Loss Payee and as Debt Guarantor of those insurances and send to the Debt Guarantor with a copy to ourselves of the attached acknowledgement confirming your Agreement to the above and giving the further Undertakings set out in the Acknowledgement.

Yours faithfully

For and on behalf of

[•] PROPRIETARY LIMITED

who warrants that he/she is duly authorised hereto

Annexure H

FORM OF ACKNOWLEDGMENT - INSURANCES

To:	FirstRand Bank Limited (acting through its Rand Merchant Bank division) as Agent ("RMB")

Copy:	K2018318388 (South Africa) (RF) Proprietary Limited ("Debt Guarantor")

And:	[•] Proprietary Limited ("Cedent")

From:	[insert name of insurer] ("Company")

Date:	[•]

Dear Sirs

Acknowledgement of Cession and Pledge

12	We hereby confirm that –

12.1	we have received notification of the security cession specified in this letter;

12.2	no other security cession has, according to our records, been noted in relation to the Insurances;

12.3	we have noted the rights of the Debt Guarantor in terms of the Agreement in relation to the Insurances;

12.4

upon delivery of a written notification purportedly from the Debt Guarantor in terms of which the the Debt Guarantor confirms that it has become entitled to enforce its rights under the Agreement, we shall –

12.4.1	comply with the terms of any written notice or instruction relating to the Insurances received from the Debt Guarantor; and

12.4.2	pay any amounts payable under the Insurances to the Debt Guarantor into such bank account specified by the Debt Guarantor.

13	The person signing below on behalf of [insert name of Insurance Company] warrants that they are duly authorised hereto.

Yours faithfully

For and on behalf of

[insert name of insurer]

who warrants that he/she is duly authorised hereto

Annexure I

FORM OF ACCESSION UNDERTAKING

To:	FirstRand Bank Limited (acting through its Rand Merchant Bank division) as Agent ("RMB")

And:	K2018318388 (South Africa) (RF) Proprietary Limited ("Debt Guarantor")

From:	[•] Proprietary Limited ("Company")

Date:	[•]

Dear Sirs

Guarantee, Cession and Pledge in Security dated [•] 2018 ("Agreement")

15	Terms defined in the Agreement have the same meaning in this Accession Undertaking unless given a different meaning herein.

16	The Company agrees, with effect from the date of this Accession Undertaking, to become an Additional Cedent and to be bound by the terms of the Agreement as an Additional Cedent.

17

With effect from the date of this Accession Undertaking the Agreement will be read and construed for all purposes as if the Additional Cedent has been an original party in the capacity as Original Cedent.

18	The Company is a private company duly incorporated under the laws of [•].

19	The Company's administrative details are as follows –

Address:	[•]

Fax No:	[•]

Email Address:	[•]

Attention:	[•]

20	This Accession Undertaking is a Finance Document.

21	This Accession Undertaking may be executed in any number of counterparts. This has the same effect as if the signatures on the counterparts were on a single copy of this Accession Undertaking.

22	This Accession Undertaking and any non-contractual obligations arising out of or in connection with it are governed by South African law.

For and on behalf of

[INSERT ACCEDING PARTY]

who warrants that he/she is duly authorised hereto